Diversified Investors Portfolios

New investment advisory contracts for
Mid-Cap Value Portfolio, Mid-Cap Growth
Portfolio, Small-Cap Value Portfolio,
Small-Cap Growth Portfolio, can be
referenced in exhibits d(12,13,14,15,
respectively), to form N-1A, post-
effective amendment no. 23, file no. 33-
61810, 811-7674.